Exhibit 99.2

Second Quarter 2017 Earnings Presentation August 8, 2017

Forward Looking Statements 2 This presentation includes statements that express Laureate's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to guidance, including total enrollments, estimated and projected Adjusted EBITDA and earnings, costs, expenditures (including capital expenditures), cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 29, 2017, our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2017, and our Quarterly Report on Form 10-Q to be filed with the SEC on the date of this presentation and other filings made with the SEC. These forward-looking statements speak only as of the time of this presentation and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. Presentation of Non-GAAP Measures This presentation contains certain non-GAAP measures which are provided to assist in an understanding of the business and performance of Laureate Education Inc. These measures should always be considered in conjunction with the appropriate GAAP measure. Reconciliations of non-GAAP measures to the relevant GAAP measures are provided in our SEC filings. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Market and Industry Data” in Laureate’s filings with the SEC.

Q2 2017 PERFORMANCE HIGHLIGHTS

Q2 and YTD Q2 2017 Financial Performance Highlights 4 Total Enrollment: 1,070,900 3% organic growth vs. June 30, 2016 New Enrollment: 295,900 2% organic growth vs. YTD Q2 2016 Revenue $2,133M +6% Organic constant currency growth (1) Adj. EBITDA $390M +22% Organic constant currency growth (1) YTD 2017 Revenue $1,277M +8% Organic constant currency growth (1) Adj. EBITDA $342M +22% Organic constant currency growth (1) 2nd Quarter 2017 Organic Operations excludes impacts from FX, Divestitures and one-time expense associated with debt refinancing Note: For Adjusted EBITDA, please refer to the EBITDA reconciliation as shown on our Quarterly Report on Form 10-Q

New Segment Reporting New organization structure created to enable a more streamlined and efficient operating model GPS LATAM EMEAA ONLINE & PARTNERSHIPS CENTRAL AMERICA & U.S. CAMPUSES MEXICO BRAZIL ANDEAN & IBERIAN EMEAA Online & Partnerships U.S. Campus Based Operations Costa Rica, Panama, Honduras Chile, Peru Rest of EMEAA Spain, Portugal Brazil Mexico

YTD Q2 Enrollment by Segment New Enrollments for YTD Q2 2017 increased 2% and Total Enrollments grew 3% versus Q2 2016 on an organic basis (excluding 2016 divestitures(1)) The primary driver of GPS’ decline in new enrollment was an online calendar shift that pushed a start period from June to July 6 The divestiture of our Swiss institutions was completed in June 2016, and in July 2016 we completed the divestiture of our French institutions GPS adjusted for Walden new enrollment intake timing New Enrollments Total Enrollments YTD Q2 2017 YTD Q2 2016 B/(W) YoY As of 6/30/2017 As of 6/30/2016 B/(W) YoY Total Organic Total Organic LatAm 258,700 250,900 3% 3% 857,400 830,800 3% 3% EMEAA 18,100 18,900 (4%) (3%) 143,400 142,800 0% 6% GPS 19,100 21,300 (10%) (8%) 70,100 74,800 (6%) (6%) GPS Adjusted 2 19,100 20,100 (5%) (2%) 70,100 73,600 (5%) (5%) Laureate 295,900 291,100 2% 2% 1,070,900 1,048,400 2% 3%

Q2 ’17 vs. Q2 ’16 Revenue & Adj. EBITDA Bridges – Total Company

Q2 ’17 vs. Q2 ’16 Laureate Revenue Bridge



($ in USD millions)
$1,231.9
$98.9
+8%
$11.2
$(64.6)
$1,277.4
+$68.9M or +6%, adjusted for $30M timing shift due to 2016 Chile class disruption
Q2 ’16 Revenue
Organic(1) Growth
FX
Divestitures (France/Switz.)
Q2 ’17 Revenue

Q2 ’17 vs. Q2 ’16 Laureate Adj. EBITDA Bridge



($ in USD millions)
$308.2
$63.9
+22%
$4.8
$(12.2)
$(22.8)
$341.9
+$33.9M or +11%, adjusted for $30M timing shift due to 2016 Chile class disruption
Q2 ’16 Adj. EBITDA
Organic(1) Growth
FX
Divestitures (France/Switz.)
Debt Refinancing Cost (One Time)
Q2 ’17 Adj. EBITDA

Q2 ’17 Performance Highlights

- Second quarter results favorably impacted by year-over-year timing related to shift in timing of classes in Chile in 2016
- Q2 ’17 Revenue of $1,277 million increased 4% vs. Q2 ’16 on a reported basis
  - On an organic constant currency[(1)] basis and adjusted for the 2016 class disruption from the Chile nationwide student protest, Q2 ’17 Revenue increased 6% timing adjusted
- Q2 ’17 Adjusted EBITDA increased 11% versus Q2 ’16 on a reported basis
  - On an organic constant currency[(1)] basis and adjusted for 2016 Chile class disruption timing, Q2 ’17 Adjusted EBITDA increased 11%

(1) Organic Operations excludes impacts from FX, Divestitures and one-time expense associated with debt refinancing

Note: Numbers may not foot due to rounding. For Adjusted EBITDA, please refer to the EBITDA reconciliation as shown on our Quarterly Report on Form 10-Q

© 2017 Laureate Education, Inc. | Confidential & Proprietary
7

YTD Q2 ’17 vs. ’16 Revenue & Adj. EBITDA Bridges – Total Company

YTD Q2 ’17 vs. YTD Q2 ’16 Laureate Revenue Bridge



($ in USD millions)
$2,138.4
$126.9
$7.8
$(139.7)
$2,133.4
+6%
+$108.8M or +5%, adjusted for $30M timing shift due to 2016 Chile class disruption and ($11.9M) timing due to 2017 Peru flood
YTD '16 Revenue
Organic Growth(1)
FX
Divestitures (France/Switz.)
YTD '17 Revenue

YTD 17 vs. YTD Q2 ’16 Laureate Adj. EBITDA Bridge



($ in USD millions)
$382.1
$76.3
$(16.1)
$(29.1)
$(22.8)
$390.4
+22%
+$58.2M or +16%, adjusted for $30M timing shift due to 2016 Chile class disruption and ($11.9M) timing due to 2017 Peru flood
YTD '16 Adj. EBITDA
Organic Growth(1)
FX
Divestitures (France/Switz.)
Debt Refinancing Cost (One Time)
YTD '17 Adj. EBITDA

YTD Q2 ’17 Performance Highlights

- First half of 2017 shows solid performance in revenue and Adjusted EBITDA, with results favorably impacted by year-over-year timing shifts related to class starts and timing of expenses
- YTD Q2 ’17 Revenue of $2,133 million essentially flat vs. YTD Q2 ’16 on a reported basis
  - On an organic constant currency[1] basis and adjusted for the 2016 class disruption from the Chile nationwide student protest offset by the 2017 delay in Peru class starts due to flooding, YTD Q2 ’17 Revenue increased 5%
- YTD Q2 ’17 Adjusted EBITDA increased 2% versus YTD Q2 ‘16 on a reported basis
  - On an organic constant currency[1] basis and adjusted for 2016 Chile class disruption and 2017 Peru flood timing, YTD Q2 ’17 Adjusted EBITDA increased 16%

(1) Organic Operations excludes impacts from FX, Divestitures and one-time expense associated with debt refinancing

Note: Numbers may not foot due to rounding. For Adjusted EBITDA, please refer to the EBITDA reconciliation as shown on our Quarterly Report on Form 10-Q

© 2017 Laureate Education, Inc. | Confidential & Proprietary
8

Q2 ’17 vs. Q2 ’16 Revenue & Adj. EBITDA Bridges – LatAm Segment 9 Q2 ’17 vs. Q2 ’16 Revenue Bridge Q2 ’17 Performance Highlights Q2 ’17 vs. Q2 ’16 Adj. EBITDA Bridge +3% +17% ($ in USD millions) ($ in USD millions) Q2 ’17 Revenue increased $45 million or 6% vs. prior year on an organic constant currency(1) basis when adjusted for the 2016 Chile class disruption Q2 ’17 Adjusted EBITDA increased 16% vs. prior year on an organic constant currency(1) basis when adjusted for the 2016 Chile class disruption +10% +30% (1) (1) Organic Operations excludes impact from FX Note: Numbers may not foot due to rounding +$45.1M or +6%, adjusted for $30M timing shift due to 2016 Chile class disruption +$36.8M or +16%, adjusted for $30M timing shift due to 2016 Chile class disruption $224.1 $66.8 $9.1 $300.0 Q2 '16 Adj. EBITDA Organic Growth FX Q2 '17 Adj. EBITDA $733.3 $75.1 $22.7 $831.1 Q2 '16 Revenue Organic Growth FX Q2 '17 Revenue

YTD Q2 '17 vs. '16 Revenue & Adj. EBITDA Bridges – LatAm Segment

YTD Q2 '17 vs. YTD Q2 '16 Revenue Bridge

($ in USD millions)



$1,137.2
$85.8
+8%
$29.6
$1,252.6
+$67.7M or +6%, adjusted for $30M timing shift due to 2016 Chile class disruption and ($11.9M) Peru flood timing
YTD '16 Revenue
Organic(1) Growth
FX
YTD '17 Revenue

YTD Q2 '17 vs. YTD Q2 '16 Adj. EBITDA Bridge

($ in USD millions)



$203.8
$67.4
+33%
$(7.0)
$264.2
+$49.3M or +24%, adjusted for $30M timing shift due to 2016 Chile class disruption and ($11.9M) Peru flood timing
YTD '16 Adj. EBITDA
Organic(1) Growth
FX
YTD '17 Adj. EBITDA

YTD Q2 '17 Performance Highlights

- YTD Q2 '17 LatAm New Enrollments and Total Enrollments both increased 3% as compared to Q2 '16
  - Growth in all markets except Chile which was down slightly due to regulatory changes made in that market in 2016
- YTD Q2 '17 Revenue increased 6% vs. prior year on an organic constant currency[1] basis when adjusted for 2016 Chile class disruption and 2017 Peru flood timing
- YTD Q2 '17 Adjusted EBITDA increased 24% vs. prior year on an organic constant currency[1] basis when adjusted for 2016 Chile class disruption and 2017 Peru flood timing; results also favorably impacted by other timing of expenses

(1) Organic Operations excludes impact from FX

Note: Numbers may not foot due to rounding

© 2017 Laureate Education, Inc. | Confidential & Proprietary
10

Q2 ’17 vs. Q2 ’16 Revenue & Adj. EBITDA Bridges – EMEAA Segment 11 Q2 ’17 vs. Q2 ’16 Revenue Bridge Q2 ’17 Performance Highlights Q2 ’17 vs. Q2 ’16 Adj. EBITDA Bridge ($ in USD millions) ($ in USD millions) Q2 ’17 Revenue increased $18 million or 8% vs. prior year on an organic constant currency(1) basis Q2 ’17 Adjusted EBITDA increased $8 million or 16% vs. prior year on an organic constant currency(1) basis Revenue growth was favorably impacted by a shift to longer length of stay and higher revenue per student markets. The strong margin improvement was generated by scaling our platforms in that region, as well as exiting lower contribution programs in certain markets. +8% +16% (1) (1) Organic Operations excludes impacts from FX and Divestitures Note: Numbers may not foot due to rounding $261.1 $18.3 $(11.1) $(22.8) $245.5 Q2 '16 Revenue Organic Growth FX Divestiture (France) Q2 '17 Revenue $52.7 $7.8 $(4.4) $(3.2) $52.9 Q2 '16 Adj. EBITDA Organic Growth FX Divestiture (France) Q2 '17 Adj. EBITDA

YTD Q2 ’17 vs.’16 Revenue & Adj. EBITDA Bridges – EMEAA Segment 12 YTD Q2 ’17 vs. YTD Q2 ’16 Revenue Bridge YTD Q2 ’17 Performance Highlights YTD Q2 ’17 vs. YTD Q2 ’16 Adj. EBITDA Bridge +3% ($ in USD millions) ($ in USD millions) YTD Q2 ’17 EMEAA New Enrollments decreased (3%) while Total Enrollments increased 6%, on an organic basis (excluding the divestiture of our French institutions) Organic new enrollment declines reflect the continued planned shift in certain markets to longer length of stay and higher revenue per student markets YTD Q2 ’17 Revenue increased $35 million or 8% vs. prior year on an organic constant currency(1) basis YTD Q2 ’17 Adjusted EBITDA increased $14 million or 14% vs. prior year on an organic constant currency(1) basis The strong margin improvement was generated by scaling our platforms in that region, as well as exiting lower contribution programs in certain markets. (1) (1) Organic Operations excludes impacts from FX and Divestitures Note: Numbers may not foot due to rounding +8% +14% $107.2 $14.2 $(9.1) $(6.0) $106.3 YTD '16 Adj. EBITDA Organic Growth FX Divestiture (France) YTD '17 Adj. EBITDA $505.1 $34.6 $(20.9) $(46.1) $472.7 YTD '16 Revenue Organic Growth FX Divestiture (France) YTD '17 Revenue

Q2 ’17 vs. Q2 ’16 Revenue & Adj. EBITDA Bridges – GPS Segment 13 Q2 ’17 vs. Q2 ’16 Revenue Bridge Q2 ’17 Performance Highlights Q2 ’17 vs. Q2 ’16 Adj. EBITDA Bridge +3% ($ in USD millions) ($ in USD millions) Q2 ’17 Revenue increased $5 million or 3% vs. prior year on an organic constant currency(1) basis Q2 ’17 Adjusted EBITDA decreased slightly by $2 million or (3%) vs. prior year on an organic constant currency(1) basis in part due to timing of expenses with Q1 2017 (1) (1) Organic Operations excludes impacts from FX and Divestitures Note: Numbers may not foot due to rounding +3% (3%) $65.3 $(1.6) $0.1 $(9.0) $54.8 Q2 '16 Adj. EBITDA Organic Growth FX Divestiture (Switz.) Q2 '17 Adj. EBITDA $241.7 $5.1 $(0.4) $(41.8) $204.6 Q2 '16 Revenue Organic Growth FX Divestiture (Switz.) Q2 '17 Revenue

YTD Q2 ’17 vs. ’16 Revenue & Adj. EBITDA Bridges – GPS Segment 14 YTD Q2 ’17 vs. YTD Q2 ’16 Revenue Bridge YTD Q2 ’17 Performance Highlights YTD Q2 ’17 vs. YTD Q2 ’16 Adj. EBITDA Bridge +3% +17% ($ in USD millions) ($ in USD millions) YTD Q2 ’17 New Enrollment decreased (2%) and Total Enrollments decreased (5%), respectively, vs. prior year on an organic basis (excluding the divestiture of our Swiss institutions and adjusted for timing of intakes) Organic enrollment declines reflect increased attrition from discontinuation of certain lower margin programs in 2H 2016 and a timing shift in the intake at Walden from Q2 to Q3 2017 YTD Q2 ’17 Revenue increased $5 million or 1% vs. prior year on an organic constant currency(1) basis YTD Q2 ’17 Adjusted EBITDA increased $7 million or 6% vs. prior year on an organic constant currency(1) reflecting tight expense management and favorable product mix (1) (1) Organic Operations excludes impacts from FX and Divestitures Note: Numbers may not foot due to rounding +1% +6% $502.1 $5.3 $(0.9) $(93.6) $412.9 YTD '16 Revenue Organic Growth FX Divestiture (Switz.) YTD '17 Revenue $135.0 $6.5 $ - $(23.1) $118.4 YTD '16 Adj. EBITDA Organic Growth FX Divestiture (Switz.) YTD '17 Adj. EBITDA

ACCELERATOR PLAN

Accelerator Plan

Asset Sales

- Process underway to exit 5 - 7 markets in EMEAA that are deemed unlikely to reach a scale that will be meaningful for Laureate
  - Expected indicative and final offers in Q4 2017 with closings in Q1 2018
  - 2017 pro-forma revenue impact of approx. $200M - $250M with expected EBITDA margin of ~10% to 15%



Q2 2017
Q3 2017
Q4 2017
Q1 2018
May
June
July
August
September
October
November
December
January
February
March
1 Finalize selection of markets for potential sale
2 Prepare and send out teasers
3 Draft Information Memorandum
4 Marketing process and indicative offers
5 Final negotiations
Engage bankers for sale process
Final offers
Sign & Close

Streamlining Cost Structure & Technology Investments

- Initiative expected to deliver $75M - $100M of run-rate savings by year-end of 2018
  - Flattening of the organization structure expected to yield quick payback
  - Technology implementation has a longer lead time

	2017	2018	2019	
Estimated Run-Rate Savings	$40M - $50M	$75M - $100M	$75M - $100M	Total Annual Savings of $75M - $100M
Estimated Reported Savings	$10M - $12M	$50M - $60M	$75M - $100M	
Estimated Restructuring/Severance Cost	($35M - $40M)	($10M - $15M)	N.M.	Total Investment of $100M - $125M
Estimated EiP Wave 2 Tech-enablement	($15M - $20M)	($30M - $35M)	($10M - $15M)	

© 2017 Laureate Education, Inc. | Confidential & Proprietary 16

2017 Outlook

FY 2017 Updated Guidance

- **Total Enrollments:** reiterate 2.0% - 3.5% organic growth
- **Revenue:** increasing bottom end of the range; 5.0% - 6.0% growth on an organic constant currency basis
- **Adjusted EBITDA:** with H1 2017 completed, narrowing the range to 8.5% - 9.5% growth on an organic constant currency basis; plus incremental uplift from accelerator plan
- **FX:** tailwinds slightly benefiting outlook
- **Capex:** reiterate 7.0% - 8.0% of organic constant currency revenue

($ millions, rounded)	Revenue		Adjusted EBITDA	
	Prior Guidance	**Revised Guidance**	**Prior Guidance**	**Revised Guidance**
2016 Reported Results	**$4,244**	**$4,244**	**$766**	**$766**
2016 Asset Dispositions (1)	($142)	($142)	($27)	($27)
PF 2016 Baseline	$4,102	$4,102	$739	$739
2017 Forecasted Constant Currency Growth	$185 - $246	$205 - $246	$59 - $74	$63 - $70
% organic constant currency growth	4.5% - 6.0%	5.0% - 6.0%	8.0% - 10.0%	8.5% - 9.5%
FX Impact y-o-y (2)	n.m.	$38	($9)	($3)
Accelerator Plan	-	-	-	$10 -$12
2017 Guidance @spot FX (ex-Debt Refi charges)	**$4,287 - $4,348**	**$4,345 - $4,386**	**$789 - $804**	**$809 - $818**
Debt Refinancing Cost (One-time)	-	-	-	($23)
2017 Expected Reported	**$4,287 - $4,348**	**$4,345 - $4,386**	**$789 - $804**	**$786 - $795**

(1) Represents the contribution from France and Switzerland to Revenue and Adjusted EBITDA during 2016
(2) Based on actual FX rates for Jan – Jun 2017, and current spot FX rates (local currency per U.S. dollar) of MXN 17.67, BRL 3.16, CLP 648.00, PEN 3.25, EUR 0.86 for Jul – Dec 2017. FX impact may change based on fluctuations in currency rates in future periods

Note: An outlook for 2017 net income and reconciliation of the forward-looking 2017 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation.

© 2017 Laureate Education, Inc. | Confidential & Proprietary 18

Q3 2017 Guidance Q3 2017 revenue is expected to only show modest year-over-year growth, unfavorably impacted by the Q3 2016 shift of classes due to the Chile nationwide student protest in Q2 2016 Q3 2017 Adjusted EBITDA is expected to be down year-over-year due to the 2016 make-up of classes in Chile as well as the catch-up of expenses from first half of the year 19 Represents the contribution from France to Revenue and Adjusted EBITDA during 2016 for the third quarter of 2016 Based on current spot FX rates (local currency per U.S. dollar) of MXN 17.67, BRL 3.16, CLP 648.00, PEN 3.25, EUR 0.86 for Jul – Sep 2017. FX impact may change based on fluctuations in currency rates in future periods Note: An outlook for 2017 net income and reconciliation of the forward-looking 2017 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. ($ millions, rounded) Revenue Adjusted EBITDA 3Q 2016 Reported Results $930 $99 2016 Divestitures Impact for 3Q 2016 (1) ($2) $2 PF 3Q 2016 Baseline $927 $101 3Q 2017 Forecasted Constant Currency Growth Including Timing/Seasonality $22 - $41 ($45) - ($27) FX Impact y-o-y (2) $12 $2 Accelerator Plan n.a. $3 - $1 3Q 2017 Guidance @spot FX $961 - $980 $61 - $77

Other updates

Capital Structure Share Count Share Count and Capital Structure 21 Following the refinancing of the corporate debt during the second quarter, on August 2, 2017 Laureate notified the holders of the 9.25% Replacement Senior Notes due 2019 that the conditions precedent had been met and that the remaining outstanding 9.25% Replacement Senior Notes due 2019 would be exchanged for shares of Class A common stock The conversion will result in 18.7M additional shares of Class A common stock that will be issued to the holders of 9.25% Replacement Senior Notes due 2019 on August 11, 2017 Following the refinancing of the Corporate debt in April of this year, the Company is actively engaged in a hedging strategy to better match its currencies of debt liabilities and cash flow producing markets The Company is targeting to swap $400M+ of Corporate U.S. dollar (USD) denominated debt into local currency debt either through local borrowing (used to repay USD debt) or synthetic hedging instruments Local banks have been engaged and we anticipate completion of the project before year-end

Appendix

Seasonality: Main Enrollment Intakes Q1 and Q3 are peak intake quarters, but seasonally weak earnings quarters as institutions are largely out of session during the summer season Q1 represents the large intake for our Southern Hemisphere institutions (Brazil, Peru, Chile) Q3 represents the large intake for our Northern Hemisphere institutions (Mexico, US, Europe, AMEA) 23

Intra-Year Seasonality Trends Large intake cycles at end of Q1 (Southern Hemisphere) and end of Q3 (Northern Hemisphere) drive seasonality of earnings (Q2 and Q4 are our strongest earnings quarters) 24 Revenue Seasonality Adj. EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality Intake cycles Q1 Southern Hemisphere Q3 Northern Hemisphere Academic calendar FX trends Academic Calendar Academic Calendar

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended June 30, 2017[3]	2016	Change	For the six months ended June 30, 2017[3]	2016	Change
Revenues	$ 1,277.4	$ 1,231.9	$ 45.5	$ 2,133.4	$ 2,138.4	$ (5.0)
Costs and expenses:						
Direct costs	942.2	963.8	(21.6)	1,795.5	1,833.6	(38.1)
General and administrative expenses	91.3	57.5	33.8	156.9	105.4	51.5
Operating income	243.9	210.6	33.3	181.0	199.4	(18.4)
Interest income	4.5	4.1	0.4	9.2	9.9	(0.7)
Interest expense	(99.0)	(105.8)	6.8	(201.6)	(209.6)	8.0
Loss on debt extinguishment	(6.9)	(1.7)	(5.2)	(8.4)	(1.7)	(6.7)
Gain (loss) on derivatives	27.0	2.0	25.0	39.1	(8.8)	47.9
Other (expense) income, net	(0.4)	(1.3)	0.9	0.1	(1.3)	1.4
Foreign currency exchange (loss) gain, net	(9.7)	26.3	(36.0)	(7.4)	53.9	(61.3)
(Loss) gain on sales of subsidiaries, net	(0.2)	243.3	(243.5)	(0.2)	243.3	(243.5)
Income from continuing operations before income taxes and equity in net income of affiliates	159.1	377.4	(218.3)	11.7	285.1	(273.4)
Income tax expense	(42.0)	(28.4)	(13.6)	(14.9)	(38.4)	23.5
Equity in net income of affiliates, net of tax	—	0.3	(0.3)	—	—	—
Net income (loss)	117.1	349.2	(232.1)	(3.3)	246.8	(250.1)
Net income attributable to noncontrolling interests	(0.7)	(1.8)	1.1	(3.2)	(2.6)	(0.6)
Net income (loss) attributable to Laureate Education, Inc.	$ 116.4	$ 347.4	$ (231.0)	$ (6.4)	$ 244.2	$ (250.6)
Accretion of Series A convertible redeemable preferred stock and other redeemable noncontrolling interests and equity	$ (69.2)	$ (0.4)	$ (68.8)	$ (108.1)	$ 1.1	$ (109.2)
Net income (loss) available to common stockholders	$ 47.2	$ 347.0	$ (299.8)	$ (114.5)	$ 245.3	$ (359.8)
Basic and diluted earnings (loss) per share:						
Basic weighted average shares outstanding	168,591	133,291	35,300	161,620	133,285	28,335
Dilutive weighted average shares outstanding	168,657	134,197	34,460	161,620	134,201	27,419
Basic earnings (loss) per share	$ 0.28	$ 2.60	$ (2.32)	$ (0.71)	$ 1.84	$ (2.55)
Diluted earnings (loss) per share	$ 0.28	$ 2.59	$ (2.31)	$ (0.71)	$ 1.83	$ (2.54)

[3] Financial results for 2017 as compared to 2016 were affected by the sale of two business units in France (EMEAA segment) and Switzerland (GPS segment) during 2016.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2017 Laureate Education, Inc. | Confidential & Proprietary
25

Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

			% Change		$ Variance Components				
For the quarter ended June 30,	2017	2016	Reported	Organic Constant Currency[4]	Total	Organic Constant Currency	One-time items	Acq/ Div.	FX
Revenues									
LATAM	$ 831.1	$ 733.3	13%	10%	$ 97.8	$ 75.1	$ —	$ —	$ 22.7
EMEAA	245.5	261.1	(6)%	8%	(15.6)	18.3	—	(22.8)	(11.1)
GPS	204.6	241.7	(15)%	3%	(37.1)	5.1	—	(41.8)	(0.4)
Corporate & Eliminations	(3.8)	(4.1)	7%	7%	0.3	0.3	—	—	—
Total Revenues	$1,277.4	$1,231.9	4%	8%	$ 45.5	$ 98.9	$ —	$ (64.6)	$ 11.2
Adjusted EBITDA									
LATAM	$ 300.0	$ 224.1	34%	30%	$ 75.9	$ 66.8	$ —	$ —	$ 9.1
EMEAA	52.9	52.7	—%	16%	0.2	7.8	—	(3.2)	(4.4)
GPS	54.8	65.3	(16)%	(3)%	(10.5)	(1.6)	—	(9.0)	0.1
Corporate & Eliminations	(65.9)	(33.9)	(94)%	(27)%	(32.0)	(9.2)	(22.8)	—	—
Total Adjusted EBITDA	$ 341.9	$ 308.2	11%	22%	$ 33.7	$ 63.9	$(22.8)	$ (12.2)	$ 4.8

IN MILLIONS

			% Change		$ Variance Components				
For the six months ended June 30,	2017	2016	Reported	Organic Constant Currency[4]	Total	Organic Constant Currency	One-time items	Acq/ Div.	FX
Revenues									
LATAM	$1,252.6	$1,137.2	10%	8%	$115.4	$ 85.8	$ —	$ —	$ 29.6
EMEAA	472.7	505.1	(6)%	8%	(32.4)	34.6	—	(46.1)	(20.9)
GPS	412.9	502.1	(18)%	1%	(89.2)	5.3	—	(93.6)	(0.9)
Corporate & Eliminations	(4.7)	(5.9)	20%	20%	1.2	1.2	—	—	—
Total Revenues	$2,133.4	$2,138.4	—%	6%	$ (5.0)	$ 126.9	$ —	$(139.7)	$ 7.8
Adjusted EBITDA									
LATAM	$ 264.2	$ 203.8	30%	33%	$ 60.4	$ 67.4	$ —	$ —	$ (7.0)
EMEAA	106.3	107.2	(1)%	14%	(0.9)	14.2	—	(6.0)	(9.1)
GPS	118.4	135.0	(12)%	6%	(16.6)	6.5	—	(23.1)	—
Corporate & Eliminations	(98.6)	(63.9)	(54)%	(19)%	(34.7)	(11.9)	(22.8)	—	—
Total Adjusted EBITDA	$ 390.4	$ 382.1	2%	22%	$ 8.3	$ 76.3	$(22.8)	$ (29.1)	$(16.1)

[4] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2016 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures and the one-time charge associated with our debt refinancing transactions in the second quarter of 2017.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2017 Laureate Education, Inc. | Confidential & Proprietary
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Financial Tables 27 Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding Financial Tables Consolidated Balance Sheets IN MILLIONS June 30, 2017 December 31, 2016 Change Assets Cash and cash equivalents $ 367.2 $ 465.0 $ (97.8) Receivables (current), net 499.4 334.8 164.6 Other current assets 375.9 316.0 59.9 Property and equipment, net 2,208.4 2,151.6 56.8 Goodwill and other intangible assets 3,397.8 3,288.8 109.0 Other long-term assets 520.9 506.3 14.6 Total assets $ 7,369.7 $ 7,062.5 $ 307.2 Liabilities and stockholders’ equity Accounts payable and accured expenses $ 622.3 $ 695.2 $ (72.9) Deferred revenue and student deposits 380.2 362.9 17.3 Total long-term debt, including current position 3,504.3 3,808.4 (304.1) Total due to shareholders of acquired companies, Including current portion 215.5 211.0 4.5 Other liabilities 942.3 963.7 (21.4) Total liabilities 5,664.6 6,041.2 (376.6) Convertible redeemable preferred stock 232.0 333.0 (101.0) Redeemable noncontrolling interests and equity 25.5 23.9 1.6 Total stockholders’ equity 1,447.6 664.4 783.2 Total liabilities and stockholder’s equity $7,369.7 $ 7,062.5 $ 307.2

Financial Tables 28 Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding Financial Tables Consolidated Statements of Cash Flows IN MILLIONS For the six months ended June 30, 2017 2016 Change Cash flows from operating activities: Net (loss) income $(3.3) $246.8 $(250.1) Depreciation and amortization 131.5 135.9 (4.4) Loss (gain) on sale of subsidiary and disposal of property and equipment 1.9 (243.3) 245.2 (Gain) loss on derivative instruments (39.4) 7.9 (47.3) Loss on debt extinguishment 8.4 1.7 6.7 Payment of redemption and call premiums and fees on debt modification (65.2) — (65.2) Unrealized foreign currency exchange loss (gain) 11.8 (58.7) 70.5 Income tax receivable/payable, net (21.9) — (21.9) Working capital, excluding tax accounts (338.5) (253.2) (85.1) Other non-cash adjustments 108.6 99.5 9.1 Net cash used in operating activities (205.7) (63.4) (142.3) Cash flows from investing activities Purchase of property and equipment (86.8) (86.2) (0.6) Expenditures for deferred costs (8.2) (8.8) 0.6 Receipts from sale of subsidiary and property and equipment 1.0 340.1 (339.1) Investing other, net (1.6) (17.5) 15.9 Net cash used in investing activities (95.7) 227.7 (323.4) Cash flows from financing activities (Decrease) increase in long-term debt, net (304.7) (214.3) (90.4) Payments of deferred purchase price for acquisitions (6.3) (7.7) 1.4 Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs 55.3 — 55.3 Proceeds from initial public offering, net of issuance costs 456.6 — 456.6 Payments of debt issuance costs (11.2) (1.4) (9.8) Financing other, net (1.2) (27.8) 26.6 Net cash (used in) provided by financing activities 188.4 (251.3) 439.7 Effects of exchange rate changes on cash 15.1 14.4 0.7 Change in cash included in current assets held for sale — (1.3) 1.3 Net change in cash and cash equivalents (97.8) (73.9) (23.9) Cash and cash equivalents at beginning of period 465.0 458.7 6.3 Cash and cash equivalents at end of period $367.2 $384.8 $(17.6) Liquidity (including Undrawn Revolver) $752.2 $651.3 100.9

Financial Tables

Non-GAAP Reconciliation

IN MILLIONS	For the three months ended June 30, 2017	2016	Change	For the six months ended June 30, 2017	2016	Change
Net income (loss)	$ 117.1	$ 349.2	$ (232.1)	$ (3.3)	$ 246.8	$ (250.1)
Plus:						
Equity in net income of affiliates, net of tax	—	(0.3)	0.3	—	—	—
Income tax expense	42.0	28.4	13.6	14.9	38.4	(23.5)
Income from continuing operations before income taxes and equity in net income of affiliates	159.1	377.4	(218.3)	11.7	285.1	(273.4)
Plus:						
Loss (gain) on sale of subsidiaries, net	0.2	(243.3)	243.5	0.2	(243.3)	243.5
Foreign currency exchange loss (gain), net	9.7	(26.3)	36.0	7.4	(53.9)	61.3
Other expense (income), net	0.4	1.3	(0.9)	(0.1)	1.3	(1.4)
(Gain) loss on derivatives	(27.0)	(2.0)	(25.0)	(39.1)	8.8	(47.9)
Loss on debt extinguishment	6.9	1.7	5.2	8.4	1.7	6.7
Interest expense	99.0	105.8	(6.8)	201.6	209.6	(8.0)
Interest income	(4.5)	(4.1)	(0.4)	(9.2)	(9.9)	0.7
Operating income	243.9	210.6	33.3	181.0	199.4	(18.4)
Plus:						
Depreciation and amortization	67.0	69.7	(2.7)	131.5	135.9	(4.4)
EBITDA	310.9	280.3	30.6	312.5	335.3	(22.8)
Plus:						
Share-based compensation expense [(a)]	12.9	13.7	(0.8)	35.3	20.9	14.4
Loss on impairment of assets	—	—	—	—	—	—
EiP implementation expenses [(b)]	18.1	14.2	3.9	42.6	25.9	16.7
Adjusted EBITDA	$ 341.9	$ 308.2	$ 33.7	$ 390.4	$ 382.1	$ 8.3

[(a)] Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.

[(b)] EiP implementation expenses are related to our enterprise-wide initiative to optimize and standardize our processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. The first wave of EiP, which began in 2014, is expected to be substantially completed by 2017 and includes the establishment of regional SSOs around the world, as well as improvements to our system of internal controls over financial reporting. Given the success of the first wave of EiP, we now anticipate expanding the initiative into other back- and mid-office areas in order to generate additional efficiencies and create a more efficient organizational structure.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2017 Laureate Education, Inc. | Confidential & Proprietary

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